Consent of Independent Auditors


We consent to the use of our reports dated February 9, 1996 and February 10, 1995 with respect to the financial statements of the Kansas City SMSA Limited Partnership included in the 360(Degree) Communication Company's Annual Report (Form 10-K) for the year ended December 31, 1995 and incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of 360(Degree) Communications Company for the registration of $500,000,000 of debt securities. The financial statements referred to above are not included in the Form 10-K.


                                Ernst & Young LLP

San Antonio, Texas
February 4, 1997

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